UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of President and Chief Executive Officer

Samson Tom, age 46, was appointed to serve as Chief Executive Officer, effective as of November 26, 2018.  From July 2003 to July 2011, Dr. Tom held roles of increasing responsibility at Osiris Therapeutics, Inc. (the “Company”), leaving as Senior Director, Product Development.  From July 2011 to May 2016, Dr. Tom served in senior level roles at Johnson & Johnson (NYSE: JNJ), most recently as Group Director, Ethicon Biosurgery Research and Development.  From May 2016 to November 2018, Dr. Tom served as Vice President, Research and Development at Bioventus, LLC.

Dr. Tom holds a PhD in Biochemistry from the University of Rochester, a MBA from the Johns Hopkins University, a MS in Biochemistry from the University of Rochester, and a BA in Biology and Chemistry from Cornell University.

Dr. Tom will be paid a salary of two hundred fifty thousand dollars ($250,000).  His salary will be reviewed a least annually, and any increases will be in the sole discretion of the Compnsation Committee and the Board of Directors.  Dr. Tom shall also be entitled to participate in the Company’s long term incentive plan.  He will be entitled to participate in other benefit plans generally available to other executives.

Interim President and Chief Executive Officer

Upon Dr. Tom’s appointment on November 26, 2018, Jason Keefer is no longer serving as Interim President and Chief Executive Officer, and will continue to serve the Company as Vice President and Chief Commercial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ Joel Rogers
Joel Rogers
Chief Financial Officer

Date: November 26, 2018

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